Exhibit (j)(iii)

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment is made on July 5, 2024, to the Global Custody Agreement dated June 22, 2020, as amended from time to time (the “Agreement”), between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and each of the investment companies listed on Annex B to the Agreement, on behalf of itself and of each series or portfolio listed under its name on Annex B, as applicable, severally and not jointly (each, a “Fund”).

WHEREAS, the parties entered into the Agreement pursuant to which J.P. Morgan was appointed to provide certain custody services to each Fund; and

WHEREAS, the parties desire to amend the Annex B of the Agreement to reflect the name changes of the portfolios as shown below:

MainStay VP Funds Trust – New Name	MainStay VP Funds Trust – Old Name
MainStay VP Dimensional U.S. Equity Portfolio (effective August 12, 2024)	MainStay VP Wellington U.S. Equity Portfolio
MainStay VP Schroders Mid Cap Portfolio (effective August 12, 2024)	MainStay VP Wellington Mid Cap Portfolio
MainStay VP Hedge Multi-Strategy Portfolio (effective May 1, 2024)	MainStay VP IQ Hedge Multi-Strategy Portfolio
MainStay VP MacKay U.S. Infrastructure Bond Portfolio (effective May 1, 2024)	MainStay VP MacKay Government Portfolio

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby acknowledge and agree as follows:

1.	Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2.	Amendments: Annex B of the Agreement is hereby deleted in its entirety and replaced with Annex B attached hereto.

3.

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4.

This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

5.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to New York’s principles regarding conflict of laws.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the date first written above.

THE MAINSTAY FUNDS (on behalf of each of its relevant Funds as set forth in Annex B hereto)		JPMORGAN CHASE BANK, N.A.

By:	/s/ Jack R. Benintende	By:	/s/ Matthew Leisman
Name:	Jack R. Benintende	Name:	Matthew Leisman
Title:	Treasure and Principal Financial Accounting Officer	Title:	Executive Director
Date:	July 3, 2024	Date:	July 5, 2024

THE MAINSTAY FUNDS (on behalf of each of its relevant Funds as set forth in Annex B hereto)		MAINSTAY DEFINEDTERM MUNICIPAL OPPORTUNITIES FUND

By:	/s/ Jack R. Benintende	By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende	Name:	Jack R. Benintende
Title:	Treasure and Principal Financial Accounting Officer	Title:	Treasure and Principal Financial Accounting Officer
Date:	July 3, 2024	Date:	July 3, 2024

MAINSTAY VP FUNDS TRUST (on behalf of each of its relevant Funds as set forth in Annex B hereto)		MAINSTAY CBRE GLOBAL INFRASTRUCTURE FUND

By:	/s/ Jack R. Benintende	By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende	Name:	Jack R. Benintende
Title:	Treasure and Principal Financial Accounting Officer	Title:	Treasure and Principal Financial Accounting Officer
Date:	July 3, 2024	Date:	July 3, 2024

MAINSTAY MACKAY MUNICIPAL INCOME OPPORTUNITIES FUND

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasure and Principal Financial Accounting Officer
Date:	July 3, 2024

Global Custody Agreement

Annex B

(List of Customers/Funds)

*Denotes Fund added or changed by this Amendment.

The MainStay Funds

MainStay Candriam Emerging Markets Debt Fund

MainStay Income Builder Fund

MainStay WMC Enduring Capital Fund

MainStay MacKay Convertible Fund

MainStay MacKay High Yield Corporate Bond Fund

MainStay MacKay U.S. Infrastructure Bond Fund

MainStay MacKay Tax Free Bond Fund

MainStay MacKay Strategic Bond Fund

MainStay WMC Value Fund

MainStay Money Market Fund

MainStay Winslow Large Cap Growth Fund

MainStay Funds Trust

MainStay Balanced Fund

MainStay Candriam Emerging Markets Equity Fund

MainStay Conservative Allocation Fund

MainStay Epoch Capital Growth Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Choice Fund

MainStay Epoch U.S. Equity Yield Fund

MainStay Floating Rate Fund

MainStay Growth Allocation Fund

MainStay MacKay California Tax Free Opportunities Fund

MainStay WMC Growth Fund

MainStay MacKay High Yield Municipal Bond Fund

MainStay WMC International Research Equity Fund

MainStay MacKay New York Tax Free Opportunities Fund

MainStay S&P 500 Index Fund

MainStay MacKay Short Duration High Income Fund (formerly,

MainStay MacKay Short Duration High Yield Fund) *

MainStay WMC Small Companies Fund

MainStay MacKay Total Return Bond Fund

MainStay Moderate Allocation Fund

MainStay Equity Allocation Fund

MainStay Short Term Bond Fund

MainStay U.S. Government Liquidity Fund

MainStay Cushing MLP Premier Fund

MainStay CBRE Global Infrastructure Fund

MainStay CBRE Real Estate Fund

MainStay MacKay Strategic Municipal Allocation Fund

MainStay MacKay Short Term Municipal Fund

MainStay Conservative ETF Allocation Fund

MainStay Moderate ETF Allocation Fund

MainStay Growth ETF Allocation Fund

MainStay Equity ETF Allocation Fund

MainStay Fiera SMID Growth Fund

MainStay PineStone International Equity Fund

MainStay PineStone U.S. Equity Fund

MainStay PineStone Global Equity Fund

MainStay MacKay Arizona Muni Fund*

MainStay MacKay Colorado Muni Fund*

MainStay MacKay Oregon Muni Fund*

MainStay MacKay Utah Muni Fund*

MainStay VP Funds Trust

MainStay VP Balanced Portfolio

MainStay VP Bond Portfolio

MainStay VP CBRE Global Infrastructure Portfolio

MainStay VP Conservative Allocation Portfolio

MainStay VP Candriam Emerging Markets Equity Portfolio

MainStay VP Epoch U.S. Equity Yield Portfolio

MainStay VP Fidelity Institutional AM® Utilities Portfolio

MainStay VP Floating Rate Portfolio

MainStay VP Growth Allocation Portfolio

MainStay VP Income Builder Portfolio

MainStay VP Indexed Bond Portfolio

MainStay VP Hedge Multi-Strategy Portfolio (formerly,

MainStay VP IQ Hedge Multi-Strategy Portfolio) *

MainStay VP Janus Henderson Balanced Portfolio

MainStay VP Dimensional U.S. Equity Portfolio (formerly,

MainStay VP Wellington U.S. Equity Portfolio) *

MainStay VP MacKay Convertible Portfolio

MainStay VP MacKay U.S. Infrastructure Bond Portfolio (formerly,

MainStay VP MacKay Government Portfolio) *

MainStay VP Wellington Growth Portfolio

MainStay VP MacKay High Yield Corporate Bond Portfolio

MainStay VP PineStone International Equity Portfolio

MainStay VP Schroder Mid Cap Portfolio (formerly,

MainStay VP Wellington Mid Cap Portfolio) *

MainStay VP S&P 500 Index Portfolio

MainStay VP Wellington Small Cap Portfolio

MainStay VP MacKay Strategic Bond Portfolio

MainStay VP Natural Resources Portfolio

MainStay VP Moderate Allocation Portfolio

MainStay VP Equity Allocation Portfolio

MainStay VP PIMCO Real Return Portfolio

MainStay VP Small Cap Growth Portfolio

MainStay VP American Century Sustainable Equity Portfolio

MainStay VP U.S. Government Money Market Portfolio

MainStay VP Winslow Large Cap Growth Portfolio

MainStay MacKay DefinedTerm Municipal Opportunities Fund

MainStay MacKay DefinedTerm Municipal Opportunities Fund (closed end fund)

MainStay CBRE Global Infrastructure Megatrends Term Fund (new name effective June 30, 2023)

MainStay CBRE Global Infrastructure Megatrends Term Fund (closed end fund)

MainStay MacKay Municipal Income Opportunities Fund